[On Goodwin Procter LLP Letterhead]

EXHIBIT 5

December 19, 2003

Seacoast Financial Services Corporation

One Compass Place

New Bedford, Massachusetts 02740

Re:	Legality of Securities to be Registered under Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to Seacoast Financial Services Corporation, a Massachusetts corporation (the “Company”), and Coast Merger Sub Corporation, a Massachusetts corporation and a wholly owned subsidiary of the Company (“Coast Merger Sub”), in connection with the filing of the Company’s registration statement on Form S-4 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to 4,610,586 shares of common stock of the Company, par value $0.01 per share (the “Shares”), that may be issued in connection with the merger (the “Merger”) of Coast Merger Sub with and into Abington Bancorp, Inc., a Massachusetts corporation (“Abington”), with Abington being the surviving corporation, and the transactions related thereto.

In connection with rendering this opinion, we have examined (i) the Restated Articles of Organization of the Company, as amended to the date hereof, and on file with the Secretary of State of the Commonwealth of Massachusetts, (ii) the By-laws of the Company, as amended through the date hereof, (iii) such records of corporate proceedings of the Company as we have deemed material for the purposes of this opinion, (iv) the Registration Statement and the exhibits thereto and (v) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the laws of the Commonwealth of Massachusetts, and also express no opinion with respect to the blue sky securities laws of any states including the Commonwealth of Massachusetts.

For purposes of our examination, we have assumed and have not independently verified the legal capacity of all natural persons, the genuineness of all signatures, the conformity to originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such copies. As to facts material to our opinion, we have relied upon certificates,

Seacoast Financial Services Corporation

December 19, 2003

documents, statements and other information of the Company or respective representatives or officers thereof.

Based upon the foregoing, we are of the opinion that upon (i) the adoption and approval of the Merger Agreement by and between the Company, Coast Merger Sub and Abington, dated as of October 20, 2003 (the “Merger Agreement”), and the approval of the Merger by the stockholders of Abington, in accordance with the terms and conditions set forth in the Registration Statement, (ii) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts, and (iii) the issuance and delivery of the Shares to the stockholders of Abington pursuant to the Merger, the Shares will be duly authorized, legally issued, fully paid and nonassessable.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

The opinion expressed in this letter is limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated. This letter and the opinion expressed herein are being furnished to you for your benefit and may not be circulated, quoted from or otherwise referred to by any other person or for any other purpose without out prior written consent.

We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/  GOODWIN PROCTER LLP

Goodwin Procter LLP